Filed Pursuant to Rule 424(b)(5)

Registration No. 333-289324

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 15, 2025)

QTREX Quantum Ltd.

11,111,111 Ordinary Shares

We are offering directly to certain institutional investors, or the Investors, under a securities purchase agreement dated August 20, 2026, or the Securities Purchase Agreement, between us and the Investors, in a registered direct offering, or the Offering, 11,111,111 of our ordinary shares, no par value per share, or the Ordinary Shares at a purchase price of $0.90 per Ordinary Share.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “QTEX.” On August 19, 2026, the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market was $1.12 per share.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have engaged A.G.P/ Alliance Global Partners LLC to act as our placement agent, which we refer to as the Placement Agent, in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its best efforts to sell the securities offered by this prospectus supplement and accompanying prospectus. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds raised in this Offering as set forth in the table below:

	PER ORDINARY SHARE	TOTAL
Offering price	$0.90	$10,000,000
Placement agent fees(1)	$0.063	$700,000
Proceeds to us (before expenses)	$0.837	$9,300,000

(1)	We have agreed to pay the placement agent a placement agent’s fee equal to 7.0% of the aggregate gross proceeds from the sale of the securities sold in this Offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this Offering. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to the Placement Agent.

Delivery of the securities offered pursuant to this prospectus supplement and accompanying prospectus is expected to be made on or about August 21, 2026, subject to satisfaction of customary closing conditions.

Exclusive Placement Agent

A.G.P

Prospectus Supplement dated August 20, 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts: (i) this prospectus supplement, which describes the specific terms of this Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and (ii) a shelf registration statement on Form F-3, as amended by (File No. 333-289324) that the SEC declared effective on December 12, 2025. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Ordinary Shares. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, “we,” “us,” “our,” the “Company” and “QTREX” refer to QTREX Quantum Ltd.

All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain, and our officers and representatives may from time to time make, “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “goal,” “seek,” “project,” “strategy,” “likely,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are neither historical facts, nor should they be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our financial statements for the year ended December 31, 2025, contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. This going concern assessment may prevent us from obtaining new financing on reasonable terms, if at all, and imperil our ability to continue operating as a going concern;

●	our available cash and our ability to obtain additional funding;

●	our ability to market and sell our products;

●	our expectation regarding the sufficiency of our existing cash and cash equivalents to fund our current operations;

●	our ability to advance the development of our products and future potential product candidates;

●	our ability to commercialize and sell our products and future potential products and future sales of our product or any other future potential products;

●	our plans to continue to invest in research and development to develop technology for new products;

●	our ability to maintain our relationships with suppliers, manufacturers, distributors and other partners;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	he overall global economic environment;

●	the impact of competition and new technologies;

●	the possible impacts of cybersecurity incidents on our business and operations;

●	general market, political and economic conditions in the countries in which we operate;

●	our ability to internally develop new inventions and intellectual property;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 26, 2026, or the 2025 Annual Report, as well as other factors in the 2025 Annual Report.

S-iii

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus supplement in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, do not protect any forward-looking statements that we make in connection with this Offering. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based on information available to us as of the date of this prospectus supplement or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We qualify all of our forward-looking statements by these cautionary statements.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY OUR MANAGEMENT. IN REVIEWING THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this Offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this Offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

When used herein, unless the context requires otherwise, references to “QTREX”, the “Company,” “our company”, “we”, “our”, and “us” refer to QTREX Quantum Ltd., an Israeli company.

Overview of Our Company

We are a technology company focused on the research, development, manufacturing, and commercialization of advanced connectivity solutions for the quantum computing industry. Our development efforts are directed toward addressing a key hardware scaling constraint facing superconducting quantum computing systems, namely the cryogenic interconnect infrastructure that delivers control and readout signals between room-temperature electronics and the millikelvin qubit environment inside a dilution refrigerator. As superconducting quantum systems scale toward larger qubit counts, conventional cryogenic wiring can impose constraints relating to thermal load, mechanical congestion, microwave performance, manufacturing variability, and integration complexity. We are developing a monolithic interconnect architecture that integrates the conductor, radio-frequency dielectric, shielding, thermal management, and mechanical routing into a single engineered structure, designed to replace discrete, manually assembled cabling and support higher channel density and reliability.

The market for specialized cabling and components for quantum computing is a highly technical niche. Competition consists of major global interconnect conglomerates expanding into cryogenic technologies, alongside specialized engineering firms. The United States is the premier global market for quantum infrastructure, driving the majority of industry demand and commercial deployment due to extensive government funding, venture capital, and the concentration of leading quantum hardware developers.

In April 2026, we acquired a proprietary Additively Manufactured Electronics, or AME, platform from Nano Dimension Technologies Ltd., or Nano, pursuant to an asset purchase agreement, or the Asset Purchase Agreement, that closed on April 6, 2026. The acquired assets include, among other things, intellectual property, equipment, tooling, books and records, inventory, transferred customer contracts, leasehold rights, and accounts receivable, or collectively, the Purchased Assets, associated with the seller’s AME business and its Fabrica business as described below.

Our AME platform, or AME Platform, provides the manufacturing foundation for our quantum connectivity development efforts and also operates as a commercial business serving customers across aerospace, missile, defense, and advanced electronics sectors through a combination of system sales, consumable materials, software and services, and customer-funded engineering and development programs. The AME Platform includes proprietary high-precision 3D electronic printing systems, patented software, engineering know-how, manufacturing equipment, inventory, customer-related assets, and facilities including laboratories and an ink manufacturing plant.

The AME market is an emerging, high-growth sector focused on redefining traditional electronics manufacturing through 3D printing of circuitry and components. The competitive landscape includes specialized high-tech 3D printing companies and advanced electronics manufacturing service providers adopting additive technologies. The United States represents the dominant geographic market for AME, characterized by rapid adoption across innovation-driven sectors such as aerospace, defense, and advanced research institutions seeking localized, agile prototyping and production.

As part of our broader strategic plan, we continue to operate our legacy medical technology platform through a wholly owned medical subsidiary, which we are actively seeking to monetize through one or more strategic transactions. Our medical platform is separate from our recently acquired advanced electronics and quantum-focused operations and currently includes the INSPIRA ART100, a U.S. Food and Drug Administration, or the FDA, cleared advanced life-support system used as a cardiopulmonary bypass, system in surgical procedures of six hours or less, and the HYLA continuous blood monitoring platform, which is designed to perform real-time sampling and analysis of key blood parameters without the need for blood draws. The medical operations are not being sold, discontinued or replaced as part of the Company’s acquisition of the additive manufacturing electronics platform and will continue independently while we evaluate potential monetization alternatives. Although we are engaged in discussions with multiple parties regarding potential transactions involving the medical business or portions thereof, there can be no assurance that any such discussions will result in a definitive transaction or as to the timing, structure or terms of any such transaction.

Our financial statements for the year ended December 31, 2025, contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. This going concern assessment may prevent us from obtaining new financing on reasonable terms, if at all, and imperil our ability to continue operating as a going concern.

Our Strategy

Our strategic objective is to develop and commercialize cryogenic connectivity solutions for superconducting quantum computing systems used within the dilution refrigerator environment. Our quantum connectivity efforts are focused on a monolithic interconnect architecture designed to replace discrete cables, connectors, shields, thermal anchors and other components that are often sourced separately and assembled line-by-line in conventional cryogenic interconnect systems. Our development efforts are directed toward addressing certain constraints associated with conventional cryogenic wiring as superconducting quantum systems scale, including thermal load, mechanical congestion, microwave performance, manufacturing variability and integration complexity.

We intend to pursue collaborations with participants across the quantum computing value chain, including quantum hardware companies, system integrators, cryostat and dilution refrigerator manufacturers, academic institutions and national laboratories, in order to support the development, qualification and potential deployment of our architecture in quantum computing environments. In May 2026, we entered into a joint development agreement with Qarakal Quantum Ltd., a quantum hardware initiative connected to Israel Aerospace Industries and the Hebrew University of Jerusalem, to jointly advance and validate our quantum connectivity architecture for cryogenic quantum systems. This collaboration is intended to support evaluation of our architecture in a working quantum environment as part of our broader development efforts.

Our Platforms, Products, and Technologies

Quantum Computing Connectivity. Conventional cryogenic interconnect systems are generally built from multiple discrete components assembled and verified in a manual process. As channel counts increase, each additional line can contribute to thermal load and volumetric constraints inside the cryostat and can increase labor and rework. Our monolithic interconnect architecture is being designed to address these constraints by replacing the discrete-component approach with an engineered structure intended to reduce connectors and discontinuities, embed shielding to suppress crosstalk, incorporate thermal management features, and increase conductor density while maintaining material and interface characteristics suitable for quantum environments.

Additively Manufactured Electronics Platform. The AME Platform is an advanced electronics manufacturing platform that uses specialized printing technology to produce electronic devices and components. The platform includes manufacturing systems, proprietary conductive and dielectric materials, design and simulation software, and related services. It is designed for applications in which conventional electronics manufacturing approaches may be constrained by product geometry, space limitations, performance requirements or supply-chain considerations. We believe these capabilities make the platform particularly relevant for high-value applications where compact design, reduced weight, signal performance and reliability are important considerations.

Acquired Fabrica Business. As part of the April 2026 asset acquisition from Nano, we also acquired assets comprising Nano’s Fabrica business and related operations. Pursuant to the Asset Purchase Agreement, the Fabrica business consists of Nano’s Fabrica business and related operations. The acquired assets attributable to the Fabrica business include customer-related assets and, to the extent included in the Purchased Assets transferred at closing, also include intellectual property, equipment, tooling, books and records, inventory, transferred customer contracts related to the acquired businesses.

Legacy Medical Technology Platform

Our legacy medical technology platform includes the INSPIRA ART100, an FDA-cleared advanced life-support system used as a cardiopulmonary bypass system in surgical procedures of six hours or less, and the HYLA continuous blood monitoring platform under development. The medical operations are held in a wholly owned subsidiary, and we have disclosed an intent to monetize the medical platform through one or more strategic transactions.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein prior to investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” herein and in the accompanying prospectus, and in our 2025 Annual Report, which is incorporated by reference in this prospectus supplement.

Corporate Information

We are an Israeli corporation based in Ness Ziona, Israel and were incorporated in Israel in 2018 under the name Clearx Medical Ltd. On April 10, 2018, our name was changed to Insense Medical Ltd. On July 30, 2020, our name was changed to Inspira Technologies Oxy B.H.N. Ltd. On May 10, 2026, our name changed to our current name, QTREX Quantum Ltd. Our principal executive offices and quantum operation and research and development teams function are located at 2 Ilan Ramon St., Ness Ziona, 7403635 Israel, while our medical research and development teams function out of our offices located in 2 Ha-Tidhar St., Ra’anana, 4366504 Israel. Our telephone number in Israel is 972 996 644 88. Our website address is https://q-trex.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Our Ordinary Shares are listed on Nasdaq under the symbol “QTEX”.

THE OFFERING

Ordinary Shares offered by us	11,111,111 Ordinary Shares

Offering price per Ordinary Share:	$0.90

Ordinary Shares outstanding prior to the offering	55,963,934 Ordinary Shares.

Ordinary Shares to be outstanding after this offering	67,075,045 Ordinary Shares.

Use of proceeds

We estimate the net proceeds to us from this Offering will be approximately $9.1 million, after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from the Offering for working capital and general corporate purposes.

See “Use of Proceeds” on page S-10 of this prospectus supplement.

Reasonable best efforts	We have agreed to issue and sell the securities offered hereby to the Investors through the Placement Agent, and the Placement Agent has agreed to offer and sell such securities on a “reasonable best efforts” basis. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but will use its reasonable best efforts to sell such securities. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Risk factors	Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.

Nasdaq Capital Market symbol	Our Ordinary Shares are listed on the Nasdaq under the symbol “QTEX.”

Unless otherwise indicated, the number of Ordinary Shares outstanding prior to and after this Offering is based on 55,963,934 Ordinary Shares outstanding as of August 19, 2026, and excludes the following as of such date:

●	522,897 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, with exercise prices ranging between NIS 0.37 (approximately $0.10) to NIS 11.33 (approximately $3.08) per share;

●	8,382,443 restricted share units, or RSUs, granted to directors, employees, and consultants under our equity incentive plan, none of which were vested as of such date, out of which 1,270,000 RSUs are subject to shareholder approval;

●	205,027 Ordinary Shares issuable upon the exercise of warrants issued to H.C. Wainwright & Co., or HCW, in connection with a certain purchase agreement, at an exercise price of $1.60 per share;

●	145,455 Ordinary Shares issuable upon the exercise of warrants issued to Aegis Capital Corp., or Aegis, in connection with our initial public offering at an exercise price of $6.875 per share;

●	60,340 Ordinary Shares issuable upon the exercise of warrants issued to Newbridge Securities Corporation, or Newbridge, at an exercise price of $1.56 per share; and

●	6,785,715 Ordinary Shares issuable upon the exercise of warrants issued to an institutional investor in connection with a securities purchase agreement, dated February 5, 2026, at an exercise price of $0.70 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including the 2025 Annual Report or any Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this Offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Ordinary Shares. Our failure to apply any of the funds from this Offering effectively could have a material adverse effect on our business and cause the price of our Ordinary Shares to decline.

If you purchase Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your investment.

You will suffer immediate and substantial dilution in the net tangible book value of the Ordinary Shares if you purchase shares in this offering. Based on the public offering price of $0.90 per share, after giving effect to this offering, purchasers of Ordinary Shares in this offering will experience immediate dilution in net tangible book value of $0.54 per share. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

Future issuances or sales, or the potential for future issuances or sales, of our Ordinary Shares may cause the trading price of our Ordinary Shares to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of Ordinary Shares and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our Ordinary Shares to decline and could have an adverse effect on our earnings per share if and when we become profitable. In addition, future sales of our Ordinary Shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our Ordinary Shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our Ordinary Shares could decline due to sales, or the announcements of proposed sales, of a large number of Ordinary Shares in the market, including sales of Ordinary Shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of Ordinary Shares or other equity-related securities would have on the market price of our Ordinary Shares.

Our amended and restated articles of association authorize our board of directors to, among other things, issue additional Ordinary Shares or securities convertible or exchangeable into Ordinary Shares, without shareholder approval. We may issue such additional Ordinary Shares or convertible securities to raise additional capital. The issuance of any additional Ordinary Shares or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted share units, stock appreciation rights, options or warrants to purchase our Ordinary Shares in the future and those stock appreciation rights, options or warrants are exercised, or as the restricted share units settle, our shareholders may experience further dilution. Holders of our Ordinary Shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares or equivalent securities and, therefore, such sales or offerings could result in increased dilution to our shareholders.

An active trading market for our Ordinary Shares may not be sustained.

Although our Ordinary Shares are listed on Nasdaq, the market for our Ordinary Shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our Ordinary Shares currently trade on Nasdaq and trading volume historically has been low and sporadic. As a result, the market price for our Ordinary Shares may not necessarily be a reliable indicator of our fair market value. The price at which our Ordinary Shares trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Because we do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our Ordinary Shares. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Ordinary Shares will provide a return to our shareholders.

Resales of our Ordinary Shares in the public market during this Offering by our shareholders may cause the market price of our Ordinary Shares to fall.

Sales of a substantial number of our Ordinary Shares could occur at any time. The issuance of new Ordinary Shares could result in resales of our Ordinary Shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Ordinary Shares.

This Offering may cause the trading price of our Ordinary Shares to decrease.

The price per Ordinary Share, together with the number of Ordinary Shares we propose to issue and ultimately will issue if this Offering is completed, may result in an immediate decrease in the market price of our Ordinary Shares. This decrease may continue after the completion of this Offering.

This Offering is being conducted on a “best efforts” basis.

The Placement Agent is offering the securities in this Offering on a “best efforts” basis, and the Placement Agent is under no obligation to purchase any shares for its own account. The Placement Agent is not required to sell any specific number or dollar amount of securities in this Offering but will use its reasonable best efforts to sell the securities offered under this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

If we fail to meet all applicable Nasdaq Capital Market requirements, Nasdaq could delist our Ordinary Shares, which could adversely affect the market liquidity of our Ordinary Shares and the market price of our Ordinary Shares could decrease.

Nasdaq monitors our ongoing compliance with its minimum listing requirements and if we fail to meet those requirements and cannot cure such failure in the prescribed period of time, our Ordinary Shares could be subject to delisting from the Nasdaq market. In the event that our Ordinary Shares are delisted from Nasdaq and are not eligible for quotation or listing on another market or exchange, trading of our Ordinary Shares could be conducted only in the over-the-counter market such as the OTC Pink or the OTCQB. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Ordinary Shares, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our Ordinary Shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

On March 10, 2025, we received a written notice from the Nasdaq indicating that we are not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2), as our closing bid price for our Ordinary Shares was below $1.00 per share for the last 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were initially granted a period of 180 calendar days to regain compliance with the minimum bid price requirement, or until September 8, 2025, to regain compliance with the minimum bid price requirement. On July 17, 2025, we received a written notice from Nasdaq indicating that Nasdaq has determined that for 10 consecutive business days, from July 2 through July 16, 2025, the closing bid price of our Ordinary Shares has been at least $1.00 per share or greater, and accordingly, we have regained compliance with Listing Rule 5550(a)(2). Although we have since cured this deficiency and have regained compliance with Nasdaq Listing Rule 5550(a)(2), there is a risk that we could be subject to additional notices of delisting for failure to comply with Nasdaq Listing Rule 5550(a)(2) or other Nasdaq Listing Rules.

Risks Related to our Business and Industry

We depend heavily on the successful development, validation, and commercialization of our monolithic interconnect architecture for the quantum computing industry, and we may not be able to successfully introduce it to the market.

Our strategic objective is to establish QTREX as a provider of cryogenic connectivity inside the dilution refrigerator for the superconducting quantum computing industry. We are developing the monolithic interconnect architecture designed to replace the discrete, manually assembled cabling that dominates the industry today. Our business model relies on our ability to successfully transition our technology to the quantum computing industry, as well as on strategic collaborations to jointly develop, qualify, and deploy our architecture in production-grade environments. If we fail to establish or maintain these partnerships, or if our engineered structure fails to effectively overcome thermal load constraints and other connectivity limitations as compared to traditional assembled wiring, our commercialization efforts may not lead to meaningful sales.

Our target market is subject to rapid technological change, and we may not be able to develop systems that supplant existing approaches.

The quantum computing and advanced electronics manufacturing markets are subject to rapid and substantial innovation. Our monolithic interconnect architecture, which relies on our AME capabilities, could be rendered obsolete or uneconomical by competitors’ technological advances or alternative interconnect approaches. If we cannot keep pace with technological change, our business, financial condition, and results of operations could be materially adversely affected.

We may not successfully commercialize our recently acquired AME Platform, and our failure to successfully manage and scale its commercialization could harm our business.

In April 2026, we acquired the AME Platform from Nano, which we expect to serve as both the production foundation for our quantum connectivity strategy and a commercially active business. Our revenue depends, in part, on our ability to successfully complete the integration of the AME platform that we acquired from Nano, our ability to commercialize inkjet-based additive electronics manufacturing systems and proprietary printable conductive and dielectric materials to customers in aerospace, missile, defense, and advanced electronics sectors, and on the commercial adoption of our products. We cannot assure you that these commercialization efforts will lead to sustained or meaningful sales, and any failure to manage, scale, and support the AME Platform could materially adversely affect our business.

Defects or failures in our products, proprietary materials or manufacturing processes could result in product liability, warranty and other claims, require costly remediation efforts or recalls, and materially harm our business, results of operations and reputation.

Our systems, proprietary materials and related products may contain undetected defects, errors, reliability issues or performance failures that are not discovered until after they have been manufactured, shipped or used by customers. These issues may arise from product design, raw materials, manufacturing or assembly processes, software, quality control or other causes. In addition, because certain of our products involve specialized materials and, in some cases, hazardous chemicals, defects, contamination, handling failures or manufacturing process issues could increase the risk of safety-related incidents, property damage, environmental exposure or related claims.

If any of our products or materials are alleged or found to be defective, have failed to perform as expected or have contributed to injury, property damage or operational disruption, we could incur substantial costs and liabilities, including costs associated with investigating the issue, repairing or replacing affected products, providing credits or refunds, honoring warranty obligations, conducting field corrective actions, undertaking remediation efforts, or recalling or withdrawing products from the market. Any such issue could also result in delayed customer acceptance, delayed or lost revenue, cancellation of orders, loss of existing or potential customers or commercial partners, increased warranty servicing costs, breach of contract or indemnification claims, and other disputes or litigation.

We may also become subject to regulatory inquiries, investigations or other proceedings if a defect, failure or safety issue is believed to create risk to persons, property or operations, or if corrective actions are not implemented in a timely or adequate manner. Even if claims relating to an alleged defect are ultimately unsuccessful, defending such claims and responding to related inquiries or proceedings could be time-consuming and expensive, divert the attention of management and technical personnel, and adversely affect our relationships with customers and other counterparties. In addition, publicity associated with any actual or alleged defect, failure, recall, remediation effort or safety-related issue could materially damage our reputation and impair market acceptance of our products and technologies.

Although we may maintain insurance for certain product-related risks, our insurance coverage may not be available on acceptable terms, may not continue to be available in sufficient amounts, or may not be adequate to cover all liabilities that we may incur. In addition, any contractual indemnification we may receive from third parties may not fully protect us, particularly with respect to alleged design defects, quality failures or other matters for which we are viewed as responsible. As a result, a product defect or alleged defect could subject us to liabilities and losses in excess of available insurance or indemnity protection.

Discontinuation of operations at our single manufacturing site could prevent us from timely fulfilling customer orders.

We currently assemble and test the systems we sell, and produce consumables for our systems, at a single facility. A disruption at this facility, whether due to natural disasters, fire, power outages, equipment failures, labor shortages, cyber incidents, supply interruptions or other unforeseen events, could materially impair our ability to supply systems or consumable materials in a timely manner and could lead to significant costs.

If operations at this facility are interrupted, even for a limited period, we may be unable to manufacture, assemble, test or deliver our systems and consumable materials on schedule, which could result in delayed shipments, delayed or lost revenue, increased operating costs, customer dissatisfaction and damage to our commercial relationships. In addition, because our operations involve specialized manufacturing systems, proprietary materials and related know-how, restoring normal operations, replacing damaged equipment or transferring production to an alternate site, if available, could require substantial time and expense. Any prolonged disruption could also delay customer installations, service obligations and development activities, any of which could materially adversely affect our business, financial condition and results of operations.

We are subject to environmental, health and safety laws and regulations in connection with our products, proprietary materials and operations, and compliance with these requirements could subject us to significant costs and potential liability.

Our business involves or may involve the use, handling and international shipment of products, inks, materials and other substances that may be subject to environmental, health and safety laws and regulations relating to the import and export of chemicals and hazardous substances. These requirements may govern, among other things, the composition of our products and materials, the manner in which such materials are packaged, labeled, stored, transported, used and disposed of, and the handling of wastes or emissions associated with our operations. In addition, our carriers and logistics providers may impose further restrictions and compliance requirements for the shipment of dangerous products.

Compliance with these laws and regulations may require us to incur significant costs, including costs to monitor and maintain compliance programs, obtain or maintain approvals, modify our operations, change suppliers, reformulate the chemicals used in our inks and materials, or alter packaging, handling or shipping practices. If we fail to comply with applicable requirements, or if applicable laws or regulations become more stringent, we could be subject to fines, penalties, restrictions on our ability to manufacture, import, export or sell certain products, remediation obligations, or other liabilities. Any such developments could disrupt our operations, increase our costs, delay customer shipments, require changes to our products or manufacturing processes, and materially adversely affect our business, financial condition and results of operations.

We have engaged in the acquisition of the AME Platform, which may pose integration risks, and the recognition of additional assets on our financial statements could lead to significant write-offs.

As part of our growth and diversification strategy, we evaluate and engage in acquisitions, such as our April 2026 acquisition of the AME Platform from Nano pursuant to the Asset Purchase Agreement. Mergers and acquisitions entail risks that could materially and adversely affect our business, operating results, and financial condition, including problems integrating acquired operations and technologies, diversion of management time, failures to realize anticipated synergies, and difficulties retaining relationships with suppliers and customers of the acquired platform. In addition, these transactions require recognition of additional assets on our balance sheet. If the acquired business does not perform as expected, we may face potential write-offs of acquired assets, which would negatively impact our financial condition and results of operations.

We may not be able to successfully integrate and operate the Purchased Assets acquired from Nano, which could disrupt our business and adversely affect our results of operations.

Under the Asset Purchase Agreement, we acquired certain assets comprising Nano’s additive manufacturing electronics business and Fabrica business, including intellectual property, equipment, tooling, books and records, inventory, transferred customer contracts, leasehold rights, and accounts receivable. Successfully integrating and operating these Purchased Assets requires, among other things, effective transition of customer and supplier relationships, integration of systems and controls, and retention of personnel and know-how relevant to the Purchased Assets. If integration is more costly or time-consuming than expected, or if integration efforts disrupt operations or customer relationships, our business and results of operations could be materially adversely affected.

We may not be able to successfully monetize our medical technology platform, which could divert management attention and resources.

While we have pivoted toward quantum connectivity and advanced electronics manufacturing, we continue to operate a medical technology platform held within a wholly owned subsidiary. That platform includes the INSPIRA ART100 and the HYLA continuous blood monitoring platform, and we have disclosed an intent to monetize this business through strategic transactions. There is no assurance that any definitive transaction will occur. If we are unable to monetize the medical platform on acceptable terms or at all, we may be required to continue dedicating financial and managerial resources to a non-core business, which could adversely affect our ability to execute our strategic focus.

Our operating results and financial condition may fluctuate significantly.

Our transition requires capital expenditures and operating expenses as we invest in research and development, manufacturing, and commercialization activities for our quantum products and AME Platform systems. Our operating results may fluctuate from quarter to quarter due to factors such as the degree of market acceptance of our products, long sales cycles, changes in the amount we spend to develop or acquire new technologies, and foreign currency exchange rate fluctuations. As a result, period-to-period comparisons of our operating results may not be meaningful, and our results may fall short of expectations.

USE OF PROCEEDS

We estimate the net proceeds to us from this Offering will be approximately $9.1 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from the Offerings for working capital and general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2025:

●	on an actual basis;

●	on a pro forma basis giving effect to (i) the amendment of the warrants originally entitled an investor to purchase up to 3,031,250 Ordinary Shares of the Company, with an exercise price of $1.28 per share to reduce the exercise price to $0.70 per share, extend the expiration date from June 27, 2027 to February 5, 2031, revise the fundamental transaction provision in the warrants and revise the cashless exercise provision with respect to computing the valuation of the Ordinary Shares, as if such issuances had occurred as of December 31, 2025; and (ii) the receipt of net proceeds of $4.3 million and the issuance of 6,785,715 Ordinary Shares and share equivalents pursuant to the sales agreement with A.G.P./Alliance Global Partners , as of February 5, 2026; and (iii) the receipt of net proceeds of $9.1 million and the issuance of 3,895,000 Ordinary Shares and 2,771,667 Ordinary Shares issuable upon exercise of the pre-funded warrants in connection with a securities purchase agreement, dated May 29, 2026; and

●	on a pro forma as adjusted basis to give effect to the issuance and sale of 11,111,111 Ordinary Shares at the offering price of $0.90 per Ordinary Share, after deducting the estimated offering expenses, as if such issuance had occurred as of December 31, 2025.

You should read this table in conjunction with the sections titled “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our 2025 Annual Report, incorporated by reference herein.

	As of December 31, 2025 (U.S. dollars in thousands)
(U.S. dollars in thousands) (Unaudited)	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$3,159	16,658	25,815

Restricted Deposits	98	98	98
Financial liabilities at fair market value	1,082	46	46
Ordinary Shares, no par value per share:
Share capital and additional paid-in capital	82,117	96,148	105,305
Accumulated losses	(79,794)	(79,290)	(79,290)
Total equity	2,323	16,858	26,015
Total liabilities and shareholder equity	5,341	18,840	27,997

The number of Ordinary Shares to be outstanding immediately after this offering as shown above is based on 35,949,247 Ordinary Shares outstanding as of December 31, 2025, and excludes:

●	517,376 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, with exercise prices ranging between NIS 0.37 (approximately $0.10) to NIS 11.33 (approximately $3.08) per share;

●	4,745,511 RSUs granted to directors, employees, and consultants under our equity incentive plan, none of which were vested as of such date;

●	1,640,455 IPO Warrants to purchase up to 1,640,455 of our Ordinary Shares. Each IPO Warrant is exercisable for one Ordinary Share at an exercise price of $5.50 per share, which expire on July 16, 2026;

●	145,455 Ordinary Shares issuable upon the exercise of warrants issued to Aegis in connection with our IPO at an exercise price of $6.875 per share;

●	185,591 Ordinary Shares issuable upon the exercise of warrants issued to Newbridge at an exercise price of $1.56 per share;

●	3,753,001 Ordinary Shares issuable upon the exercise of warrants issued to several individuals in connection with securities purchase agreements, dated December 27, 2024, at an exercise price of $1.10 per share;

●	3,031,250 Ordinary Shares issuable upon the exercise of warrants issued to an institutional investor in connection with a securities purchase agreement, dated December 26, 2023, at an exercise price of $1.28 per which was subsequently amended to $0.70; and

●	212,188 Ordinary Shares issuable upon the exercise of warrants issued to HCW in connection with a certain purchase agreement, at an exercise price of $1.60 per share.

DILUTION

If you invest in our securities in this Offering, your ownership interest will be diluted to the extent of the difference between the effective offering price per share of the Ordinary Shares and the as-adjusted net tangible book value per share of our Ordinary Shares immediately after the Offering.

Our historical net tangible book value as of December 31, 2025, was approximately $2.3 million, or $0.06 per Ordinary Share, based on 35,949,247 Ordinary Shares outstanding as of December 31, 2025. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Ordinary Shares outstanding as of December 31, 2025.

Our pro forma net tangible book of our Ordinary Shares was approximately $14.5 million, or $0.26 per Ordinary Share, based on 55,963,934 Ordinary Shares outstanding as of August 20, 2026, after giving effect to: (i) the amendment of the warrants originally entitled an investor to purchase up to 3,031,250 Ordinary Shares of the Company, with an exercise price of $1.28 per share to reduce the exercise price to $0.70 per share, extend the expiration date from June 27, 2027 to February 5, 2031, revise the fundamental transaction provision in the warrants and revise the cashless exercise provision with respect to computing the valuation of the Ordinary Shares, as if such issuances had occurred as of December 31, 2025; and (ii) the receipt of net proceeds of $4.3 million and the issuance of 6,785,715 Ordinary Shares and share equivalents pursuant to the sales agreement with A.G.P./Alliance Global Partners , as of February 5, 2026; and (iii) the receipt of net proceeds of $9.1 million and the issuance of 3,895,000 Ordinary Shares and 2,771,667 Ordinary Shares issuable upon exercise of the pre-funded warrants in connection with a securities purchase agreement, dated May 29, 2026.

Our pro forma net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares.

After giving effect to the issuance and sale in the Offering of 11,111,111 Ordinary Shares, at a price per Ordinary Share of $0.90 and after deducting estimated offering expenses payable by us, our pro forma as-adjusted net tangible book value on an adjusted basis as of December 31, 2025 would have been $26.01 million, or approximately $0.39 per Ordinary Share. This represents an immediate increase in net tangible book value of $0.1 per Ordinary Share to our existing holders of Ordinary Shares and an immediate dilution of $0.51 per Ordinary Shares to the investor in the Offering, as illustrated in the following table:

Offering price per Ordinary Share	$0.90
Net tangible book value per Ordinary Share as of December 31, 2025	$0.06
Increase in net tangible book value per Ordinary Share attributable to the pro forma adjustments described above	$0.2
Pro forma net tangible book value per Ordinary Share as of December 31, 2025	$0.26
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to the Offering	$0.1
Pro forma as-adjusted net tangible book value per Ordinary Share after this Offering	$0.39
Dilution per Ordinary Share to the investor in the offering	$0.51
Percentage of dilution in net tangible book value per Ordinary Share for new investors	57%

The number of Ordinary Shares to be outstanding immediately after this offering as shown above is based on 35,949,247 Ordinary Shares outstanding as of December 31, 2025, and excludes:

●	517,376 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, with exercise prices ranging between NIS 0.37 (approximately $0.10) to NIS 11.33 (approximately $3.08) per share;

●	4,745,511 RSUs granted to directors, employees, and consultants under our equity incentive plan, none of which were vested as of such date;

●	1,640,455 IPO Warrants to purchase up to 1,640,455 of our Ordinary Shares. Each IPO Warrant is exercisable for one Ordinary Share at an exercise price of $5.50 per share, which expire on July 16, 2026;

●	145,455 Ordinary Shares issuable upon the exercise of warrants issued to Aegis in connection with our IPO at an exercise price of $6.875 per share;

●	185,591 Ordinary Shares issuable upon the exercise of warrants issued to Newbridge at an exercise price of $1.56 per share;

●	3,753,001 Ordinary Shares issuable upon the exercise of warrants issued to several individuals in connection with securities purchase agreements, dated December 27, 2024, at an exercise price of $1.10 per share;

●	3,031,250 Ordinary Shares issuable upon the exercise of warrants issued to an institutional investor in connection with a securities purchase agreement, dated December 26, 2023, at an exercise price of $1.28 per which was subsequently amended to $0.70; and

●	212,188 Ordinary Shares issuable upon the exercise of warrants issued to HCW in connection with a certain purchase agreement, at an exercise price of $1.60 per share.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 11,111,111 Ordinary Shares.

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described in the section entitled “Description of Securities– Description of Our Ordinary Shares” beginning on page S-13 of the accompanying prospectus.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, as the Placement Agent, has agreed to act as our exclusive placement agent in connection with this Offering subject to the terms and conditions of the Placement Agency Agreement dated August 20, 2026. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. The terms of this Offering were subject to market conditions and negotiations between us and the Investors. We have entered into a securities purchase agreement directly with the Investors who have agreed to purchase our securities in this Offering. We will only sell securities in this Offering to such Investors.

We will deliver the securities being issued to the Investors upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about August 21, 2026.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged the Placement Agent as our exclusive placement agent in connection with this Offering. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below.

	Per Ordinary Share	Total
Offering price	$0.90	$10,000,000
Placement agent fees(1)	$0.063	$700,000
Proceeds to us, before expenses	$0.837	$9,300,000

(1)	We have agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the aggregate gross proceeds from the sale of the securities sold in this Offering.

We have also agreed to reimburse the Placement Agent at closing for expenses related to legal fees incurred by it in connection with the offering in an aggregate amount up to $50,000, and non-accountable expenses in the aggregate amount of $12,500. We estimate the total expenses payable by us for this Offering, excluding the Placement Agent fees and expenses, will be approximately $80,000.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may note engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our Ordinary Shares are listed on Nasdaq under the trading symbol “QTEX”.

Company Standstill

We have agreed that we will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share equivalents, (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus Supplement or filing a registration statement on Form S-8 in connection with any employee benefit plan for a period of 30 days following the closing date of this Offering, subject to certain exceptions contained therein.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

On March 14, 2025, we entered into a sales agreement with the Placement Agent, as sales agent, pursuant to which we offered and sold from time to time, through the sales agent, our Ordinary Shares, having an aggregate offering price of up to $9,985,579. As of August 19, 2026, we received net proceeds of $3,265,657 and issued 2,910,145 Ordinary Shares pursuant to such at-the market facility. In March 2026, we terminated at-the-market facility with the Placement Agent.

On February 5, 2026, we entered into a placement agency agreement with the Placement Agent, pursuant to which we engaged the Placement Agent as the exclusive placement agent in connection with registered direct offering of 4,000,000 of our Ordinary Shares, at an offering price of $0.70 per share and pre-funded warrants to acquire up to 2,785,715 Ordinary Shares at an offering price of $0.6999 per pre-funded warrant with a concurrent private placement of ordinary warrants to acquire up to 6,785,715 of our Ordinary Shares. We received gross proceeds of approximately $4.75 million, before deducting Placement Agent commissions and other offering expenses.

On May 29, 2026, we entered into a placement agency agreement with the Placement Agent, pursuant to which we engaged the Placement Agent as the exclusive placement agent in connection with a private placement offering of 3,895,000 of our Ordinary Shares, at an offering price of $1.50 per share and pre-funded warrants to acquire up to 2,771,667 Ordinary Shares at an offering price of $1.4999 per pre-funded warrant. We received gross proceeds of approximately $10 million, before deducting Placement Agent commissions and other offering expenses.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Certain legal matters with respect to U.S. law will be passed upon for us by Sullivan & Worcester LLP, New York, New York. The Placement Agent is being represented by Thompson Hine LLP, New York, New York in connection with this Offering.

EXPERTS

The financial statements as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference into this prospectus and the registration statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act, and our principal shareholders are exempt from the reporting provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at https://q-trex.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026;

●	Our Reports on Form 6-K furnished on March 26, 2026 (with respect to the first paragraph, the bullet points under the sections titled “Recent Business and Operational Highlights,” the section titled “Full Year 2025 Financial Highlights” and “Forward-Looking Statement Disclaimer” and the financial statements in the press release attached therewith as Exhibit 99.1), March 31, 2026, April 6, 2026, April 6, 2026, April 13, 2026 (with respect to the first, second, third and fifth paragraphs, as well as the section titled “Forward-Looking Statement Disclaimer,” of the press release attached therewith as Exhibit 99.1), April 14, 2026 (with respect to the first three paragraphs of the press release attached thereto as Exhibit 99.1), April 15, 2026, April 16, 2026, April 16, 2026 (with respect to the first, second, third and fifth paragraphs, as well as the section titled “Forward-Looking Statement Disclaimer,” of the press release attached thereto as Exhibit 99.1), April 28, 2026, April 30, 2026, (with respect to the first four and seventh paragraphs and the section titled “Forward-Looking Statements” of the press release attached thereto as Exhibit 99.1), May 1, 2026, May 6, 2026, May 11, 2026, May 18, 2026, May 19, 2026, May 28, 2026, June 1, 2026, June 1, 2026 (with respect to the first, second, third and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached thereto as Exhibit 99.1), June 9, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached thereto as Exhibit 99.1), June 11, 2026, June 18, 2026 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements” in the press release attached thereto as Exhibit 99.1), July 1, 2026 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements” in the press release attached thereto as Exhibit 99.1), July 14, 2026 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements” in the press release attached thereto as Exhibit 99.1); July 17, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached thereto as Exhibit 99.1); July 21, 2026; July 24, 2026; July 27, 2026 (with respect to the first four, the seventh paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached thereto as Exhibit 99.1); August 3, 2026 (with respect to the first four, the sixth paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached thereto as Exhibit 99.1); and August 19, 2026 (with respect to the first three and the fifth paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached thereto as Exhibit 99.1); and

●	The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at 2 Ilan Ramon St., Ness Ziona, 7403635 Israel, Tel: +972-996-64488; Attention: Chief Financial Officer.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the attorney general under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to public policy in Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present its case, the judgment was given by an authorized court to issue it under applicable international private law rules in Israel, and the judgment does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable and according to the law of the foreign state in which it was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of the State of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfil its duty by the judgment even if it chooses to make the payment in the same foreign currency, subject to the laws governing the foreign currency, applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PROSPECTUS

$75,000,000

Inspira Technologies Oxy B.H.N. Ltd.

Ordinary Shares, Warrants and Units

We may offer and sell from time to time in one or more offerings up to a total amount of $75,000,000 of our ordinary shares, no par value, or the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, warrants, the Ordinary Shares issued or issuable upon exercise of the warrants and units, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares and warrants to purchase Ordinary Shares issued in our initial public offering, or IPO Warrants, are listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “IINN” and “IINNW”, respectively. On November 24, 2025, the last reported sale prices of our Ordinary Shares and IPO Warrants on Nasdaq were $0.964 per Ordinary Share and $0.252 per IPO Warrant, respectively.

On November 24, 2025, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $39,710,506, based on 32,984,320 Ordinary Shares outstanding and a per Ordinary Share price of $1.31 based on the closing sale price of our Ordinary Shares on September 26, 2025. We have offered and sold $4,887,549 of our securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, as described in “Risk Factors” beginning on page S-3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $75,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, including information incorporated by reference herein, and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless otherwise indicated, all references to the “Company,” “we,” “our” and “Inspira” refer to Inspira Technologies Oxy B.H.N. Ltd., unless we state or the context implies otherwise.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels and references to “dollars” or “$” are to U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

We are a specialty medical device company engaged in the research, development, manufacturing, and marketing of proprietary life support technology with a vision to supersede traditional mechanical ventilators, or Mechanical Ventilation, which is the standard of care today for the treatment of acute respiratory failure. Although it may be sometimes lifesaving, Mechanical Ventilation is associated with increased risks, costs of care, extended lengths of stay, frequent incidence of infections, ventilator dependence and mortality. Using our state-of-the-art life support technology, our goal is to set a new standard of care and to provide patients with acute respiratory failure an opportunity to maintain spontaneous breathing and avoid the need for intubation, coma and various risks associated with the use of Mechanical Ventilation. As part of our strategy to reach this goal, and in parallel to pursuing regulatory approvals, we are actively working to establish collaborations with strategic partners, globally ranked hospitals, medical device companies and distributors both for endorsement and early clinical adoption. We plan to target intensive care units, general medical units, operating theaters, and small urban and rural hospitals, with the goal of making our solutions more accessible to millions of patients worldwide. We expect for these activities to support our strategy plan to reach market penetration and adoption of our life support technology.

We are an Israeli corporation based in Ra’anana, Israel. Our Ordinary Shares and IPO Warrants are listed on Nasdaq under the symbols “IINN” and “IINNW,” respectively.

Corporate Information

Our principal executive offices are located at 2 Ha-Tidhar St., Ra’anana, 4366504 Israel. Our telephone number in Israel is +972.996.644.88. Our website address is www.inspira-technologies.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under “Item 3. Key Information - D. Risk Factors,” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to Our Operations in Israel

Our principal executive offices, most of our research and development activities and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel, including the multi-front conflict that Israel faces.

We are incorporated under Israeli Law, and our executive offices, corporate headquarters and principal research and development facilities are located in Israel. In addition, all of our officers and directors are residents of Israel. Accordingly, political, economic and military and security conditions in Israel and the surrounding region may directly affect our business. Any conflicts, political instability, terrorism, cyberattacks or any other hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations. Ongoing and revived hostilities in the Middle East or other Israeli political or economic factors, could harm our operations.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign commenced in the Gaza Strip. On October 9, 2025, Israel and Hamas have entered into a ceasefire agreement intended to permanently end the war. However, there are no assurances that the agreement will hold. While the conflict created heightened security concerns, disruptions to business operations, and economic instability within Israel, the ceasefire may contribute to improved regional stability. However, the security situation remains fluid and any renewed military actions, restrictions, or government-imposed measures could adversely affect our operations and financial condition.

Following Hamas’s attack on Israel, other regional hostilities became more pronounced and evolved into a multi-front war. This included a northern front war between Israel and Hezbollah in Lebanon. In November 2024, Israel entered into a ceasefire agreement with Hezbollah, but there are no assurances as to whether the agreement will hold or whether further hostilities with Hezbollah will resume. In addition, the Iranian-backed Houthi Movement in Yemen launched direct attacks on Israel involving drones and missiles, and attacked container ships on the Red Sea. Such disruption to our operations previously included certain delays and diversions of the import of certain components for manufacturing and production as a result of reduced air travel and the attacks on container ships on the Red Sea route by the Houthi Movement. However, following the announcement of a ceasefire with Hamas, the Houthi Movement has stated that it will suspend such attacks, so long as the ceasefire with Hamas remains in place, and the immediate risk of further disruption has temporarily decreased.

In April 2024 and October 2024, Iran launched direct attacks on Israel involving hundreds of drones and missiles. On June 13, 2025, in light of continued nuclear threats and intelligence assessments indicating imminent attacks, Israel launched a preemptive strike directly targeting military and nuclear infrastructure inside Iran aimed to disrupt Iran’s capacity to coordinate or launch further hostilities against Israel, as well as disrupt its nuclear program. For 12 days, both sides launched attacks against one another, with Iran targeting civilian infrastructure. As a result of the escalation with Iran, Israel temporarily closed its airspace and ceased all port activity related to commercial shipments. On June 22, 2025, the U.S. military joined Israel in launching strikes directly targeting nuclear infrastructure in Iran. As of November 25, 2025, a ceasefire between Iran and Israel remains in place. Nonetheless, hostilities between Iran and Israel and the United States could resume, which may create significant volatility in the global economy and disrupt global supply chains.

While the intensity and duration of the multi-front conflict have been difficult to predict, the current ceasefire marks a potential shift towards stability in the region. If sustained, this could reduce disruptions to our business and operations, and on Israel’s economy in general. However, if the war resumes or expands to other fronts, our operations may be harmed.

In connection with the current multi-front conflict, Israeli military reservists have been called up to perform military service. As of June 30, 2025, two of our employees have been called up. All of those employees have since returned from reserve duty as of November 25, 2025, but there can be no guarantee that they will not be called up again. Additional employees may be called up, for service, and such persons may be absent for an extended period of time. As a result, our operations may be disrupted by such absences, which in turn may materially and adversely affect our business, prospects, financial condition and results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has been undertaken against Israel, which could also adversely impact our business.

Prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system. In response to the foregoing developments, individuals, organizations and institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in securities markets, and other changes in macroeconomic conditions. To the extent that any of these negative developments do occur, they may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and any prospectus supplement may contain, and certain information incorporated by reference in this prospectus and any prospectus supplement may contain, “forward-looking statements.” Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	Our expectation regarding the sufficiency of our existing cash and cash equivalents to fund our current operations;

●	our financial statements for the period ended June 30, 2025, contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms, if at all;

●	our ability to advance the development of our products and future potential products;

●	our ability to commercialize and sell our products and future potential products and future sales of our product or any other future potential products;

●	our assessment of the potential of our products and future potential product candidates to treat certain indications;

●	our available cash and our ability to obtain additional funding;

●	our planned level of revenues, capital expenditures and liquidity;

●	our plans to continue to invest in research and development to develop technology for new products;

●	anticipated actions of the U.S. Food and Drug Administration, or FDA, state regulators, if any, or other similar foreign regulatory agencies, including approval to conduct clinical trials, the timing and scope of those trials and the prospects for regulatory approval or clearance of, or other regulatory action with respect to our products or services;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we intend to operate, including the impact of any changes in regulation and legislation that could affect the medical device industry;

●	our ability to meet our expectations regarding the commercial supply of our products and future product candidates;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	the overall global economic environment;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	the possible impacts of cybersecurity incidents on our business and operations;

●	our ability to internally develop new inventions and intellectual property;

●	changes in our strategy; and

●	litigation.

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, capital expenditures and research and development. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025.

U.S. dollars in thousands	As of June 30, 2025
Cash and cash equivalents	$2,126
Deposits	-
Restricted deposits	95
Financial liabilities at fair market value	886
Ordinary Shares, no par value per share:
Share capital and additional paid-in capital	74,250
Accumulated losses	(74,972)
Total equity	$1,278
Total liabilities and shareholder equity	$4,452

The information in this table should be read in conjunction with and is qualified by reference to our Unaudited Interim Financial Statements as of June 30, 2025 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended June 30, 2025” attached as exhibits 99.2 and 99.3, respectively, to our Report on Form 6-K filed with the SEC on October 1, 2025 and incorporated by reference herein.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

In this prospectus, we refer to the Ordinary Shares and warrants to purchase Ordinary Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF OUR ORDINARY SHARES

Ordinary Shares

As of November 25, 2025, our authorized share capital consisted of 100,000,000 Ordinary Shares, of which 32,984,320 Ordinary Shares were issued and outstanding as of such date.

As of November 25,, 2025, we had issued and outstanding IPO Warrants to purchase up to 1,640,455 of our Ordinary Shares. Each IPO Warrant is exercisable for one Ordinary Share at an exercise price of $5.50 per share, which expire on July 15, 2026, and underwriter warrants to purchase up to an aggregate of 145,455 Ordinary Shares at an exercise price of $6.875 per share, which expire January 15, 2027.

As of November 25, 2025, we also had issued and outstanding warrants to purchase up to an aggregate of 3,031,250 Ordinary Shares at an exercise price of $1.28 per share issued to an institutional investor. In addition, we had issued and outstanding placement agent warrants to purchase up to an aggregate of 212,188 Ordinary Shares at an exercise price of $1.60 per share, which expire on June 28, 2027, that the Company agreed to issue to H.C. Wainwright & Co., LLC as placement agent.

As of November 25, 2025, we had issued and outstanding placement agent warrants to purchase up to an aggregate of 185,591 Ordinary Shares at an exercise price of $1.56 per share, which expire June 14, 2028, that the Company agreed to issue to Newbridge Securities Corporation as placement agent.

As of November 25, 2025, we also had issued and outstanding warrants to purchase up to an aggregate of 3,753,001, Ordinary Shares at an exercise price of $1.10 per share, which expire on June 30, 2026, issued in a private placement financing with certain accredited investors on December 31, 2024.

As of November 25, 2025, we had outstanding options to purchase up to an aggregate of 507,376 Ordinary Shares and 5,936,594 unvested restricted share units issued to certain employees, directors, consultants and service providers who are our employees, officers, directors or consultants under our Amended and Restated 2019 Equity Incentive Plan, or the Plan. As of November 25, 2025, here were no Ordinary Shares reserved for future issuance of options or other equity awards under the Plan.

Our Ordinary Shares have been listed on the Nasdaq under the symbol “IINN” since July 2021.

Transfer of Shares

No transfer of shares may be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the board of directors, or the Board of Directors) has been submitted to the Company (or its transfer agent), together with any share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. The Board of Directors may, from time to time, prescribe a fee for the registration of a transfer, and may approve other methods of recognizing the transfer of shares in order to facilitate the trading of the Company’s shares on the Nasdaq or on any other stock exchange on which the Company’s shares are then listed for trading. The ownership or voting of our Ordinary Shares by non-residents of Israel is not restricted in any way by the Company’s amended and restated articles of association, as may be amended and restated from time to time, or the Articles, or the laws of the State of Israel, except for ownership by nationals of certain countries that are, or have been, in a state of war with Israel.

LIABILITY TO FURTHER CAPITAL CALLS

Our Board of Directors may make, from time to time, such calls as it may deem fit upon shareholders with respect to any sum unpaid with respect to shares held by such shareholders which is not payable at a fixed time. Such shareholder has to pay the amount of every call so made upon him or her.

Election of Directors

Under our Articles, our Board of Directors must consist of at least three (3) and not more than twelve (12) directors, including two external directors, if applicable, which will be elected if and when required under the Companies Law.

Other than external directors, if applicable (who shall be elected and serve in office in strict accordance with the provisions of the Companies Law), and other than directors elected by our Board of Directors (due to the number being less than the maximum amount, or due to a director’s office becoming vacant), directors of the Company shall be elected solely at an annual general meeting and shall serve in their office until the next annual general meeting, or until they cease to serve in their office in accordance with the provisions of the Articles or any law, whichever is earlier. Prior to every annual general meeting of the Company, and subject to clause 39 (a) and (f) of the Articles, the Board of Directors (or a committee thereof) shall select, by a resolution adopted by a majority of the Board of Directors (or such committee), a number of persons to be proposed to the shareholders for election as Directors at such annual general meeting.

In addition, if a director’s office becomes vacant, the remaining serving directors may continue to act in any manner, provided that the number of the serving directors shall not be less than three (3). If the number of serving directors is lower than their minimal one, the Board shall not be permitted to act, they may only act in an emergency or to fill the office of director which has become vacant up to a number equal to the minimum number provided for pursuant to the Articles.

External directors, if applicable, are elected for an initial term of three years, and may be elected thereafter for up to two additional three-year terms under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. Under certain circumstances, the term of office for external directors for Israeli companies traded on certain foreign stock exchanges, including the Nasdaq Stock Market, may be extended indefinitely in increments of additional three-year terms.

Dividend Rights

The Board of Directors may from time to time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified by the profits of the Company and as permitted by the Companies Law. The Board of Directors shall determine the time for payment of such dividends and the record date for determining the shareholders entitled thereto.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited consolidated financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with Israeli court approval. In each case, we are only permitted to distribute a dividend if our Board of Directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Shareholder Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our Articles as special meetings. Our Board of Directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our Board of Directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our Board of Directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power, or a Non Exempted Holding. However, under an exemption applicable for Israeli companies whose shares are listed outside of Israel, or the Exemption Regulations, the Board of Directors shall convene a special meeting at the request of one or more shareholders holding at least ten percent (10%) of the issued and outstanding share capital instead of five (5%) in the past, and at least one percent (1%) of the voting rights in the company, or one or more shareholders holding at least ten percent (10%) of the voting rights in the company, provided that if the applicable law to companies incorporated in the country which the company is listed for trade, establishes a right to demand convening of such a meeting for those holding a percentage of holdings lower than ten percent (10%), then the Non Exempted Holding shall apply.

Under the Companies Law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the Board of Directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. However, under the Exemption Regulations, one or more shareholders may request the Board of Directors to include a nomination of a candidate for a position on the Board of Directors or the termination of a director, as an item on the agenda of a future general meeting if they hold at least five percent (5%) of the voting rights of the company, instead of one percent (1%) as required in the past.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the Board, which according to the Companies Law may be between four (4) and sixty (60) days prior to the date of the meeting, as applicable according to the matters on the general meeting agenda. According to the Companies Law, resolutions regarding the following matters must be passed at a general meeting of the Company’s shareholders:

●	amendments to the Company’s Articles;

●	the exercise of the Board’s powers by a general meeting if the Board’s is unable to exercise its powers and the exercise of any of its powers is required for the Company’s proper management;

●	appointment or termination of the Company’s auditors;

●	appointment of directors (other than in the cases specified in the Company’s Articles);

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law and any other applicable law;

●	increases or reductions of the Company’s authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	dissolution of the Company by the court, voluntary dissolution, or by voluntary dissolution in an expedited procedure.

Under our Articles, we are not required to give notice to our registered shareholders pursuant to the Companies Law, unless otherwise required by law. The Companies Law requires that a notice of any annual or special general meeting be provided 14 or 21 days (as applicable) prior to the meeting, and if the agenda of the meeting includes certain matters prescribed under the Companies Law and the regulations promulgated thereafter, among others, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the Company’s general manager to serve as the chairman of the Board of Directors or an approval of a merger, notice must be provided at least 35 days prior to such meeting.

Voting Rights

Every shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

Quorum Requirements

As permitted under the Companies Law and as stated in the Company’s Articles, the quorum required for the Company’s general meetings consists of two or more shareholders, present in person or by proxy and holding shares conferring in the aggregate at least twenty five percent (25%) of the voting power of the Company. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned either (i) to the same day of the following week, at the same hour and in the same place (ii) to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting or (iii) to such day and at such time and place as the chairperson of the general meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). If no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was called following the request of a shareholder according to applicable law, and within half an hour a legal quorum has not been formed, the meeting shall be canceled.

Vote Requirements

Our Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Articles. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires the approval described under “Item 6.C. Directors, Senior Management and Employees—Board Practices— Fiduciary Duties of Office Holders and Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of an Office Holder.” Certain transactions with respect to remuneration of our office holders and directors require further approvals described under “Item 6. Directors, Senior Management and Employees—C. Board Practices— Fiduciary Duties of Office Holders and Disclosure of Personal Interests of an Office Holder.” Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of the court and the approval of the majority of the shareholders voting their shares, other than abstainees, holding at least 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Access to Corporate Records

Under the Companies Law, shareholders are entitled to have access to: minutes of the Company’s general meetings; the Company’s shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that the Company is required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. These documents are publicly available and may be found and inspected at the Israeli Registrar of Companies. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. The Company may deny this request if the Company believes it has not been made in good faith or if such denial is necessary to protect the Company’s interest or protect a trade secret or patent.

Special or Class Rights; Modification of Rights

If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the Companies Law or the Company’s Articles, may be modified or cancelled by the Company by a resolution of the general meeting of the holders of all shares as one class, without any required separate resolution of any class of shares.

The provisions of our Articles relating to general meetings shall, mutatis mutandis, apply to any separate general meeting of the holders of the shares of a particular class, it being clarified that the requisite quorum at any such separate general meeting shall be two or more shareholders present in person or by proxy and holding not less than 15 percent of the issued shares of such class.

Unless otherwise provided by Company’s Articles, an increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed to modify or derogate or cancel the rights attached to previously issued shares of such class or of any other class.

Acquisitions under Israeli Law

Full Tender Offer

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli public company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance of the offer. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Special Tender Offer

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

However, under the Exemption Regulations, the aforesaid limitations regarding a special tender offer do not apply for an Israeli company whose shares are listed outside of Israel, provided that if the applicable law as applicable to companies incorporated in the country which the company is listed for trade, provide a restriction on the acquisition of control of any proportion of the company or that the acquisition of control of any proportion requires the purchaser to also offer a purchase offer to shareholders from among the public.

Merger

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of its shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority (as defined below) approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company; and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” will be defined as described in section 275(a)(3) of the Companies Law as:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the merger does not exceed 2% of the aggregate voting rights of the company.

Borrowing Powers

Pursuant to the Companies Law and our Articles, our Board of Directors may exercise all powers and take all actions that are not required under law or under our Articles to be exercised or taken by a certain organ of the Company, including the power to borrow money for company purposes.

Changes in Capital

Our Articles enable us to increase or reduce our authorized share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly adopted by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our Board of Directors and an Israeli court.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Cayman Island and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters concerning this offering were passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus were passed upon for us by Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$8,078.36
Printer fees and expenses	$2,500
Legal fees and expenses	$6,000
Accounting fees and expenses	$3,000
Miscellaneous	$1,000
Total	$20,578.36

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025 and as amended on March 28, 2025;

●	Our Reports on Form 6-K furnished on March 11, 2025 (with respect to the first paragraph, the sections titled “Recent Business and Operational Highlights,” “Full Year 2024 Financial Results” and “Forward-Looking Statements” of the press release attached therewith as Exhibit 99.1), March 13, 2025, March 14, 2025, March 14, 2025, March 25, 2025 (with respect to the first, second, fourth, and fifth paragraphs and the section titled “Forward-Looking Statements”), April 7, 2025 (with respect to the first, second, and fifth paragraphs and the section titled “Forward-Looking Statements”), April 10, 2025, April 15, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”), April 23, 2025 (with respect to the first three and fifth paragraphs and the section titled “Forward-Looking Statements”), May 7, 2025 (with respect to the first three and fifth paragraphs and the section titled “Forward-Looking Statements”), May 12, 2025, May 27, 2025 (with respect to the first, second, fifth and sixth paragraphs and the section titled “Forward-Looking Statements”), May 29, 2025 (with respect to the first, second, fourth, fifth and sixth paragraphs and the section titled “Forward-Looking Statements”), May 30, 2025, June 5, 2025 (with respect to the first, second, fourth and fifth paragraphs and the section titled “Forward-Looking Statements”), June 11, 2025, June 23, 2025, July 1, 2025, July 2, 2025 (with respect to the first, second, and fifth paragraphs and the section titled “Forward-Looking Statements”), July 7, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements”), July 10, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”), July 17, 2025, July 18, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”), July 31, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”); August 19, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”); August 22, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”); September 2, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements”); September 11, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements”); September 16, 2025; September 18, 2025 (with respect to the first, second, third and fifth paragraphs and the section titled “Forward-Looking Statements”); October 1, 2025; October 21, 2025 (with respect to the first, second and third paragraphs and the section titled “Forward-Looking Statements”); October 22, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements”); November 6, 2025 (with respect to the first, second, and fourth paragraphs and the section titled “Forward-Looking Statements” ); November 13, 2025 (with respect to the first three and the fifth paragraphs and the section titled “Forward-Looking Statements”) and November 25, 2025; and

●	The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025, and as amended on March 28, 2025.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 2 Ha-Tidhar St., Ra’anana, 4366504 Israel, Tel: +972-996-64488; Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at inspira-technologies.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the attorney general under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to public policy in Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present its case, the judgment was given by an authorized court to issue it under applicable international private law rules in Israel, and the judgment does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable and according to the law of the foreign state in which it was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of the State of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfil its duty by the judgment even if it chooses to make the payment in the same foreign currency, subject to the laws governing the foreign currency, applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

QTREX Quantum Ltd.

11,111,111 Ordinary Shares

PROSPECTUS SUPPLEMENT

Exclusive Placement Agent

A.G.P.

The date of this prospectus supplement is August 20, 2026